Registration No. 333-__________
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          -----------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                              ---------------------
                           MGIC INVESTMENT CORPORATION
             (Exact name of registrant as specified in its charter)

                Wisconsin                                 39-1486475
    (State or other jurisdiction of         (I.R.S. Employer Identification No.)
    incorporation or organization)

            250 East Kilbourn Avenue                        53202
              Milwaukee, Wisconsin                        (Zip Code)
    (Address of principal executive offices)

           MGIC Investment Corporation Profit Sharing and Savings Plan

                                 Jeffrey H. Lane
                     Senior Vice President, General Counsel
                                  and Secretary
                           MGIC Investment Corporation
                            250 East Kilbourn Avenue
                           Milwaukee, Wisconsin 53202
                                 (414) 347-6406

(Name, address and telephone number, including area code, of agent for service)

                          -----------------------------

                         CALCULATION OF REGISTRATION FEE
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  Title of                      Proposed Maximum  Proposed Maximum    Amount of
Securities to be  Amount to be   Offering Price       Aggregate     Registration
  Registered       Registered      Per Share       Offering Price       Fee
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Common Stock,
$1.00 par value      750,000        $56.90(1)      $42,675,000(1)    $10,668.75
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Common Share         750,000           (2)               (2)              (2)
Purchase Rights
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(1)  Estimated pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Common Stock as reported by The New York Stock Exchange on February 23, 2001.

(2) The value attributable to the Common Share Purchase Rights is reflected in the market price of the Common Stock to which the Rights are attached.

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Profit Sharing and Savings Plan described herein.

Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectus referred to herein also relates to the Form S-8 Registration Statement (Registration No. 33-92128).

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
                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this form S-8 Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
------    ---------------------------------------

     The following documents filed by MGIC Investment Corporation (the "Company") or the MGIC Investment Corporation Profit Sharing and Savings Plan (the "Plan") with the Commission are hereby incorporated herein by reference:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

     2. The Plan's Annual Report on Form 11-K for the period ended December 31, 1999.

     3. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000, filed on May 11, 2000, August 14, 2000 and November 14, 2000, respectively.

     4. The Company's Current Reports on Form 8-K, dated May 19, 2000, October 10, 2000, October 17, 2000 and November 16, 2000, filed on May 25, 2000, October 10, 2000, October 19, 2000 and November 20, 2000, respectively.

     5. The description of the Company's Common Stock contained in Item 1 of the Company's Registration Statement on Form 8-A, dated July 25, 1991, filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1933, as amended, and any amendments or reports filed for the purpose of updating such description.

     6. The description of the Company's Common Share Purchase Rights contained in Item 1 of the Company's Registration Statement on Form 8-A, dated July 27, 1999, filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1933, as amended, and any amendments or reports filed for the purpose of updating such description.

     7. All documents filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining to be sold.

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

     A statement contained in any incorporated document shall be modified or superseded for the purposes of this Registration Statement if it is modified or superseded by a document which is also incorporated in this Registration Statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.   Interests of Named Experts and Counsel.
------    --------------------------------------

     Not applicable.

Item 6.   Indemnification of Directors and Officers.
------    -----------------------------------------

     Pursuant to the Wisconsin Business Corporation Law and the Company's by-laws, directors and officers of the Company are entitled to mandatory indemnification from the Company against certain liabilities and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding and (ii) in proceedings in which the director or officer is not successful in the defense thereof unless it is determined that the director or officer breached or failed to perform his or her duties to the Company and such breach or failure constituted: (a) a willful failure to deal fairly with the Company or its shareowners in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. The Wisconsin Business Corporation Law specifically states that it is the policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. Additionally, under the Wisconsin Business Corporation Law, directors of the Company are not subject to personal liability to the Company, its shareowners or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status as directors except in circumstances paralleling those in subparagraphs (a) through
(d) outlined above.

     The indemnification provided by the Wisconsin Business Corporation Law and the Company's by-laws is not exclusive of any other rights to which a director or officer may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances which an officer or director may be required to bear the economic burden of the foregoing liabilities and expenses.

     The Company maintains a liability insurance policy for its directors and officers as permitted by Wisconsin law which may extend to, among other things, liability arising under the Securities Act of 1933, as amended.

Item 7.   Exemption from Registration Claimed.
------    -----------------------------------

     Not applicable.


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
Item 8.   Exhibits.
------    --------

     The exhibits filed herewith or incorporated herein by reference are set forth in the attached Exhibit Index.

Item 9.   Undertakings.
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(a)  Each undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  Filings Incorporating Subsequent Exchange Act Documents by Reference.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


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
(c) Statement Required in Connection with Filing of Registration Statement on Form S-8.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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
                                   SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, and State of Wisconsin, on this 28th day of February, 2001.


                                       MGIC INVESTMENT CORPORATION



                                       By: /s/ Jeffrey H. Lane
                                          -------------------------------------
                                          Jeffrey H. Lane
                                          Senior Vice President, General Counsel
                                            and Secretary


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

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by or on behalf of the following persons in their indicated capacities, all as of February 28th, 2001.

      Signature                          Title
      ---------                          -----

/s/ Curt S. Culver            President and Chief Executive Officer and Director
----------------------------  (Principal Executive Officer)
Curt S. Culver


/s/ J. Michael Lauer          Executive Vice President and Chief Financial
----------------------------  Officer
J. Michael Lauer              (Principal Financial Officer)


/s/ Patrick Sinks             Senior Vice President, Controller and Chief
----------------------------  Accounting Officer
Patrick Sinks                 (Principal Accounting Officer)


          *
----------------------------
James A. Abbott               Director


          *
----------------------------
Mary K. Bush                  Director


          *
----------------------------
Karl E. Case                  Director


          *
----------------------------
David S. Engelman             Director


          *
----------------------------
James D. Ericson              Director


          *
----------------------------
Kenneth M. Jastrow, II        Director


          *
----------------------------
Daniel P. Kearney             Director


          *
----------------------------
Sheldon B. Lubar              Director


          *
----------------------------
William A. McIntosh           Director


          *
----------------------------
Leslie M. Muma                Director


          *
----------------------------
Edward J. Zore                Director


*By  /s/ Jeffrey H. Lane
    -----------------------
     Jeffrey H. Lane
     Attorney-in-Fact

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

          The Plan. Pursuant to the requirements of the Securities Act of 1933, all of the members of the Plan Administrative Committee (acting as Plan Administrator) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Milwaukee, State of Wisconsin, on February 28, 2001.


                                       MGIC INVESTMENT CORPORATION
                                       PROFIT SHARING AND
                                       SAVINGS PLAN AND TRUST


                                       By: /s/ J. Michael Lauer
                                          -------------------------------------
                                          J. Michael Lauer
                                          Member of the
                                          Plan Administrative Committee


                                       By: /s/ John D. Ludwick
                                          -------------------------------------
                                          John D. Ludwick
                                          Member of the
                                          Plan Administrative Committee


                                       By: /s/ Jeffrey H. Lane
                                          -------------------------------------
                                          Jeffrey H. Lane
                                          Member of the
                                          Plan Administrative Committee


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
                                  EXHIBIT INDEX

                           MGIC INVESTMENT CORPORATION
                    PROFIT SHARING AND SAVINGS PLAN AND TRUST



Exhibit No.                    Exhibit
----------                     -------

(4.1) MGIC Investment Corporation Profit Sharing and Savings Plan and Trust (as amended)

(4.2) Rights Agreement, dated as of July 22, 1999, between MGIC Investment Corporation and Firstar Bank Milwaukee, N.A. [Incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form 8-A filed July 29, 1999]

(23)           Consent of PricewaterhouseCoopers LLP

(24) Powers of Attorney relating to this filing and subsequent amendments



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